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Exhibit 5.5

LETTER OF CONSENT

To:	United States Securities & Exchange Commission
Re:	Registration Statement dated October 30, 2015 (the "Registration Statement") of Canadian Natural Resources Limited

We are a firm of independent petroleum consultants of Calgary, Alberta having prepared an evaluation report entitled "Canadian Natural Resources Limited — Reserves Assessment and Evaluation of the Horizon Oil Sands Project Summary, Effective December 31, 2014" (the "Report"). The Report was dated March 4, 2015.

We refer to the Registration Statement dated October 30, 2015 relating to the offering of Debt Securities from time to time by Canadian Natural Resources Limited and hereby consent to the reference to our firm under the heading "Experts" and to the use of our Report which is incorporated by reference in the Registration Statement on Form F-10, filed with the Securities and Exchange Commission.

Sincerely,

GLJ PETROLEUM CONSULTANTS LTD.

/s/ TIM R. FREEBORN Tim R. Freeborn, P. Eng. Vice President

October 30, 2015
Calgary, Alberta, Canada

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  Exhibit 5.5
LETTER OF CONSENT